SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

TURKPOWER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52630	26-2524571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Park Avenue Suite 1600 New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 984-0628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The Registrant is in negotiations with Zinco do Brasil Mineracao Ltda., a privately owned company  (“ZBM”) regarding a potential merger.  The Registrant believes it will execute and announce a definitive and binding merger agreement with ZBM shortly.  However, there can be no assurance that a definitive agreement will be reached or that if it is entered into that the terms of which will be favorable to the Registrant.  One of the terms of a potential transaction is that all the Members of the Boards of Directors of ZBM, and its principal shareholder Ouro do Brasil, consisting of high-profile mining and finance executives with outstanding track-records in the mining industry, will join the Registrant’s Board of Directors.

Additionally, the Registrant is currently in the process of evaluating its options and defining its strategy regarding its asset in Turkey. The Company intends to update its shareholders in more detail regarding its asset Turkey in the near future

All shares issued in the share exchange transaction with BEST, LLC are held in escrow with the Registrant’s legal counsel and pursuant to the terms of the Registrant’s agreement with BEST, the shares are not to be released prior to satisfactory proof of BEST meeting all release conditions. The Company intends to update its shareholders in more detail regarding the status of said transaction in the near future.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURKPOWER CORPORATION

Date: July 16, 2012	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Executive Chairman and Director